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                               AMENDMENT NO. 1 TO
                                RIGHTS AGREEMENT

         This Amendment No. 1 (the "Amendment") to the Rights Agreement (the "Rights Agreement") dated as of August 21, 1995 between K N Energy, Inc., a Kansas corporation (the "Company"), and The Bank of New York (the "Rights Agent"), is dated as of September 8, 1998.

                                    RECITALS

         The Company desires to amend the Rights Agreement to change the qualification requirements for successor rights agents.

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1. Section 22. Change of Rights Agent, of the Rights Agreement is hereby amended to read as follows:

       "Section 22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing to the Company. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Common Shares of the Company and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Right Certificate (or, prior to the Distribution Date, of Common Shares), then the Rights Agent or any registered holder of a Right Certificate (or, prior to the Distribution date, of Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, which is authorized under such laws to exercise corporate trust or shareholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such





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appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         2. All of the remaining terms and conditions of the Rights Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Rights Agreement to be duly executed, as of September 8, 1998.


                                        K N ENERGY, INC.

                                        By: /s/ Martha B. Wyrsch
                                           -----------------------------------
                                             Martha B. Wyrsch,
                                             Vice President, General
                                             Counsel and Secretary


                                        THE BANK OF NEW YORK,
                                        As Rights Agent

                                        By: /s/ Frank A. Lado
                                           ------------------------------------
                                        Its: Assistant Vice President